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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) June 30, 2003

                             MID-STATE RACEWAY, INC.
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             (Exact name of registrant as specified in its charter)


        New York State             000-01607              15-0555258
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(State or other jurisdiction      (Commission       (IRS Employer
of incorporation)                File Number)      Identification No.)


P.O. Box 860, Ruth Street, Vernon, New York                  13476
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 (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code     (315) 829-2201
                                                  ---------------------


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS

On June 30, 2003, Mid-State Raceway, Inc. ("Raceway") entered into a Loan Agreement ("Loan Agreement") with Vestin Mortgage, Inc. ("Vestin") pursuant to which Vestin agreed to lend Raceway up to $23,000,000 (the "Vestin Loan").

The Vestin Loan is for a term of two (2) years and bears interest at the rate of eleven percent (11%) per annum. Points of $1,840,000 were paid to Vestin as an inducement to make the Loan.

The Initial Disbursement under the Vestin Loan Agreement was in the amount of $20,300,000; a portion of the proceeds were used to satisfy the obligation of Raceway to All Capital LLC ("All Capital") in the amount of $18,000,000.

Other uses of the Initial Disbursements included (a) the creation and funding of an interest reserve to satisfy all interest obligations under the Vestin Loan through February 28, 2004,(b) the provision for working capital of approximately $800,000 and (c) reservation of $2,700,000 for construction of a video lottery facility ("Facility"). Final approval of the New York State Lottery is required to operate the Facility.

Pursuant to the terms of the Vestin Loan Agreement, Vestin has the right to designate three members to the Board of Directors of Raceway; however, as of this writing, no such designation has been made.

In order to induce Vestin to make the Loan, Shawn Scott issued a limited standby guarantee of the principal and interest obligations of Raceway under the Vestin Loan; which guarantee will terminate upon the installation and commencement of operations of the Facility. Further, in connection with the Vestin Loan transaction, All Capital (a) retained its right to designate 6 members to the Board of Directors of Raceway until the later of (i) the repayment by Raceway to All Capital of all financial obligations and (ii) the expiration date of the warrants held by All Capital to purchase up to 1,700,000 shares of the Common Stock of Raceway and (b) limited its right to participate in revenues to be derived from the Facility to the period ending December 31, 2004.

There were initially three lending participants in the Vestin Loan: Vestin (in the amount of $12,000,000); Owens Mortgage Investment Fund ("Owens")(in the amount of $8,000,000) and All Capital (in the amount of $3,000,000). The participations of Vestin and Owens were of equal senior priority while the participation of All Capital is junior and subordinate to both the Vestin and Owens participations. Vestin is granted the sole and exclusive right to exercise the rights of the lender under the Vestin Loan Agreement and neither Owens nor All Capital may exercise any of such rights, including, without limitation, the right to designate members to the Board of Directors of Raceway. In early July, 2003 Vestin acquired the Owens participation and Owens ceased to have any interest in the Vestin Loan and Vestin Loan Agreement.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 Date:  August 14, 2003                    Mid-State Raceway, Inc.
                                           -----------------------
                                                  (Registrant)

                                                /s/ Hoolae Paoa
                                           -------------------------
                                                  (Signature)

                                                  Hoolae Paoa
                                               President and Chief
                                               Executive Officer



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